Exhibit 99.1
Flotek Secures $120 Million Senior Secured Term Loan to Support Continued Strategic Growth
HOUSTON, September 23, 2026 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced that it has entered into a new secured term loan agreement providing $75 million of funding at closing and up to $45 million of delayed-draw availability. Elda River Capital Management, LLC (“Elda River”) is the lead lender under the new financing, with additional investors including an affiliate of Antarctica Capital.
With up to $120 million in capital, the term loan provides the Company with enhanced liquidity and financial flexibility to support strategic initiatives and future growth opportunities. Proceeds are expected to be used to support capital expenditures related to the Company’s growing Data Analytics segment, refinance the Company's existing $40 million term loan, fund working capital requirements, and other general corporate purposes.
The Company’s existing asset-based loan will remain in place, providing up to $20 million of additional borrowing capacity, with its maturity extended from October 31, 2026 to October 31, 2027.
Term Loan Details
•Initial funding of $75 million with $15 million committed delayed-draw available through June 30, 2027 and an additional $30 million subject to lender consent available through March 31, 2028
•Maturity date of September 23, 2031
•No loan amortization or excess cash sweep required during first two years
“This financing provides Flotek with long-term capital and additional flexibility to invest in our key growth initiatives,” said Ryan Ezell, Chief Executive Officer of Flotek. “It also reflects our lenders’ confidence in our corporate strategy, differentiated technology platform, and long-term opportunities across both data analytics and chemistry technologies. We look forward to developing a long-term partnership with Elda River as the lead capital provider in this financing.”
“We are pleased to partner with Flotek to provide the Company with a flexible capital solution to support its strategic objectives,” said Craig Rohr, Partner and Co-Founder at Elda River. “Flotek has a diversified portfolio of growth opportunities across the energy ecosystem, and we look forward to supporting the business over time.”
The Company engaged Piper Sandler and Co. to act as sole and exclusive lead arranger and bookrunner for the transaction.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on serving the Energy industry. The Company’s technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, over 20 years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements include, without limitation, statements regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects, including the expected benefits of the term loan agreement, the anticipated use of proceeds, the availability and timing of delayed-draw commitments, and the Company's growth strategy and investment plans, including with respect to its Data Analytics segment. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include, among others, the Company's ability to satisfy conditions precedent to future delayed-draw borrowings and to obtain lender consent for additional delayed-draw availability, risks related to the Company's growth strategy and capital expenditure plans, and competitive and market conditions in the energy industry. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Vice President, Commercial & Investor Relations
E: ir@flotekind.com
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